As filed with the Securities and Exchange Commission on March 5, 1997
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                                                   Registration No. 333 - ______
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                          ----------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           The Securities Act of 1933
                          ----------------------------

                         GENERAL INSTRUMENT CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

Delaware                                    13-3575653
(State of incorporation)                    (IRS Employer Identification number)

                           8770 West Bryn Mawr Avenue
                             Chicago, Illinois 60631
                    (Address of Principal Executive Offices)

                         GENERAL INSTRUMENT CORPORATION
                          1993 LONG-TERM INCENTIVE PLAN
                       AND OUTSIDE DIRECTOR STOCK OPTIONS
                            (Full Title of the Plan)

                            Thomas A. Dumit, Esquire
        Vice President, General Counsel and Chief Administrative Officer
                           8770 West Bryn Mawr Avenue
                             Chicago, Illinois 60631
                                 (773) 695-1000
           (Name, Address, and Telephone Number of Agent for Service)


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                         CALCULATION OF REGISTRATION FEE
                                                   Proposed
                                    Proposed        maximum
                                     maximum       aggregate           Amount
Title of securities     Amount    offering price   offering      of Registration
to be registered      registered    per share      price(2)            Fee (2)
--------------------------------------------------------------------------------
Common Stock, par     6,022,605        (2)      $141,437,163.75       $42,859.75
value $.01 per        shares (1)
share
--------------------------------------------------------------------------------

1. Plus such additional shares as may be made available in order to adjust to a change in capitalization.

2. Estimated solely for the purpose of determining the registration fee, the Proposed Maximum Aggregate Offering Price is comprised of (a) 6,000,000 shares at $23.5625 per share (determined on the basis of the average of the high and low sales prices for the Common Stock on February 8, 1997 in accordance with Rule 457 (c)), plus (b) 22,605 shares at $2.75 per share (which dollar amount represents the price at which such options may be exercised, as determined in accordance with Rule 457 (h)).
================================================================================

                                EXPLANATORY NOTE

     The contents of the Registration Statements on Form S-8, File numbers 33-50911 and 33-54923 of General Instrument Corporation, are incorporated herein by reference.

                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3:  Incorporation of Documents by Reference

         The following documents filed with the commission by General Instrument
Corporation   (the  "Company")  (File  No.  1-5442)  are  incorporated  in  this
Registration Statement on Form S-8 (the "Registration Statement") by reference:

                    1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

                    2. The Company's Quarterly Report on Form 10-Q for the three months ended March 31, 1996, June 30, 1996 and September 30, 1996; and

                    3. The description of the Company's common stock, par value $.01 per share ("Common Stock"), contained in the Company's Registration Statement on Form 8-A filed with the Commission on April 17, 1992, as amended.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities registered hereunder have been sold or which deregisters all of the securities offered then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

Item 4:   Description of Securities

         Not applicable.

Item 5:   Interests of Named Experts and Counsel

         Keith A. Zar, Assistant General Counsel of the Company, has given an opinion to the Company opining as to the validity of the shares of Common Stock to be issued pursuant to the General Instrument Corporation 1993 Long-Term Incentive Plan. Mr. Zar has been granted options to purchase 52,240 shares of Common Stock under this Plan and is eligible to receive future grants.

Item 6:   Indemnification of Directors and Officers

         The Certificate of Incorporation and By-Laws of the Company provide for indemnification, to the fullest extent permitted by the Delaware General Corporation Law ("DGCL"), of any person who is or was involved in any manner in any investigation, claim or other proceeding, by reason of the fact that such person is or was a director or officer of the Company, against all expenses and liabilities actually and reasonably incurred by such person in connection with the investigation, claim or other proceeding. The By-Laws also provide that the Company may advance litigation expenses to a director, officer, employee or agent upon receipt of an undertaking by or on behalf of such director, officer, employee or agent to repay such amount if it is ultimately determined that the director, officer, employee or agent is not entitled to be indemnified by the Company.

         The Certificate of Incorporation provides that directors of the Company shall not be liable to the Company or any of its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability in respect of (i) a breach of the director's duty of loyalty to the Company or its stockholders, (ii) any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) any willful or negligent declaration of an unlawful dividend, stock purchase or redemption, or
(iv) any transaction from which the director derived an improper personal benefit. The Certificate of Incorporation also provides that if the DGCL is amended to permit further elimination or limitation of the personal liability of directors, then the liability of the directors of the Company shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

         The Company has entered into agreements to indemnify its directors and officers in addition to the indemnification provided for in the Certificate of Incorporation and By-Laws. These agreements, among other things, will indemnify the Company's directors and officers to the fullest extent permitted by Delaware law for certain expenses (including attorney's fees), liabilities, judgments, fines and settlement amounts incurred by such person arising out of or in connection with such person's service as a director or officer of the Company or an affiliate of the Company.

         Policies of insurance are maintained by the Company under which its directors and officers are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of, and certain liabilities which might be imposed as a result of, actions, suits or proceedings to which they are parties by reason of being or have been such directors or officers.

Item 7:  Exemption from Registration claimed

         Not applicable.

Item 8:   Exhibits


4.1 Amended and Restated Certificate of Incorporation (Exhibit 3.1 to the Company's Annual Report on Form 10-K for the year ended December 31,
         1995).*

4.2 Amended and Restated By-Laws (Exhibit 3.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 1993).*

4.3 Specimen Form of Company's Common Stock Certificate (Exhibit 4.1 to the Company's Registration Statement on Form S-3 (No. 33-50215) filed with the Commission on September 10, 1993).*

4.4 Form of outside Director Stock Option Agreement (Exhibit 10.22 to the Company's Registration Statement on Form S-1 (No. 33-46854) filed with the Commission on April 6, 1992).*

5       Opinion of Keith A. Zar, Assistant General Counsel of the Company, as to
         the validity of the securities being registered

23.1 Consent of Keith A. Zar, Assistant General Counsel of the Company (included in Exhibit 5)

23.2    Consent of Deloitte & Touche LLP

24      Power of Attorney (included on signature page)










----------------------------
* Incorporated by reference.

Item 9:   Undertakings

Rule 415 Offering

         The Company hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

               (i) To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933 (the "Securities Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by references in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Incorporation of Subsequent Exchange Act Documents by Reference

         The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Form S-8 Registration Statement

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on February 28, 1997

                              GENERAL INSTRUMENT CORPORATION

                              By:     /s/ Charles T. Dickson
                                      ----------------------
                                      Charles T. Dickson
                                      Vice President and Chief Financial Officer

                              POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Richard S. Friedland, Charles T. Dickson, Richard C. Smith and Thomas A. Dumit, and each of them, as his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, including any and all pre-effective and post-effective amendments, and any and all documents in connection therewith, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies, approves and confirms all that his said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                  Title                               Date

/s/ Richard S. Friedland   Chairman of the Board, Chief        February 28, 1997
------------------------   Executive Officer and Director
Richard S. Friedland       (Principal Executive Officer)

/s/ Charles T. Dickson     Vice President and Chief            February 28, 1997
----------------------     Financial Officer
Charles T. Dickson

/s/ Paul J. Berzenski      Vice President and Controller       February 28, 1997
---------------------      (Chief Accounting Officer)
Paul J. Berzenski

/s/ John Seely Brown       Director                            February 28, 1997
--------------------
John Seely Brown

/s/ Frank M. Drendel       Director                            February 28, 1997
--------------------
Frank M. Drendel

/s/ Lynn Forester          Director                            February 28, 1997
-----------------
Lynn Forester

/s/ Nicholas C. Forstmann  Director                            February 28, 1997
-------------------------
Nicholas C. Forstmann

                           Director                            February 28, 1997
-------------------------
Theodore J. Forstmann

/s/ Steven B. Klinsky      Director                            February 28, 1997
---------------------
Steven B. Klinsky

/s/ Alex M. Mandl          Director                            February 28, 1997
-----------------
Alex M. Mandl

/s/ J. Tracy O'Rourke      Director                            February 28, 1997
---------------------
Tracy J. O'Rourke

                           Director                            February 28, 1997
--------------------
Felix G. Rohatyn

                                INDEX TO EXHIBITS

Exhibit
Number     Description of Exhibit

4.1        Amended and Restated Certificate of Incorporation
           (Exhibit 3.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 1995).*

4.2        Amended and Restated By-Laws (Exhibit 3.2 to the
           Company's Annual Report on Form 10-K for the year ended December 31, 1993).*

4.3        Specimen Form of Company's Common Stock
           Certificate (Exhibit 4.1 to the Company's Registration
           Statement on Form S-3 (No. 33-50215) filed with the
           Commission on September 10, 1993)*

4.4 Form of outside Director Stock Option Agreement (Exhibit 10.22 to the Company's Registration Statement on Form S-1 (No. 33-46854) filed with the Commission on April 6, 1992).*

5 Opinion of Keith A. Zar, Assistant General Counsel of the Company, as to the validity of the securities being registered

23.1 Consent of Keith A. Zar, Assistant General Counsel of the Company (included in Exhibit 5)

23.2       Consent of Deloitte & Touche LLP

24         Power of Attorney (included on signature page)









----------------------------
* Incorporated by reference.

                                    Exhibit 5




March 5, 1997


General Instrument Corporation
8770 West Bryn Mawr
Chicago, Illinois  60631


Ladies and Gentlemen:


         I am Assistant General Counsel of General Instrument Corporation, a Delaware Corporation (the "Company"). In that capacity, I have acted as counsel for the Company in connection with the registration, pursuant to a Registration Statement on Form S-8, of 6,022,605 shares (the "Shares") of Common Stock par value $.01 per share, of the Company which may be made the subject of (i)
options, stock appreciation rights, restricted stock, performance units, performance shares and phantom stock that may be granted under the General Instrument Corporation 1993 Long-Term Incentive Plan (the "Plan") to employees of the Company and its subsidiaries, (ii) options granted to non-employee directors pursuant to the Plan, and (iii) options granted to a director of the Company outside of the Plan (the "Director Options").

         I, or attorneys under my supervision, have examined the originals, or certified, conformed or reproduction copies, of all records, agreements, instruments and documents as I have deemed relevant or necessary as the basis for the opinion hereinafter expressed. In all such examinations, I, or attorneys under my supervision, have assumed the genuineness of all signatures on original or certified copies and the conformity to original or certified copies of all copies submitted to me as conformed or reproduction copies. As to various questions of fact relevant to such opinion, I, or attorneys under my supervision, have relied upon certificates and statements of public officials and officers or representatives of the Company and of others.

         Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, I am of the opinion that the issuance of the Shares pursuant to the Plan or the Director Options has been duly authorized and that such Shares, when issued, sold and delivered as authorized in accordance with the Plan or the Director Options, as the case may be, will be validly issued, fully paid and non-assessable.

         This opinion is limited to the General Corporation Laws of the State of Delaware.

         I hereby consent to the filing of this opinion as an exhibit to the Company's Registration Statement on Form S-8. In giving such consent, I do not hereby admit that I am in the category of such persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

         The opinion expressed here is solely for your benefit and may not be relied upon in any manner or for any purpose by any other person or entity and may not be quoted in whole or in part without my prior written consent.

Very truly yours,

/s/ Keith A. Zar
----------------
Keith A. Zar

March 5, 1997


BY ELECTRONIC TRANSMISSION



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Re:  General Instrument Corporation
     Registration Statement on Form S-8

Ladies and Gentlemen:

General Instrument Corporation (the "Company"), pursuant to the Securities Act of 1933, as amended, is filing by direct transmission in electronic format the Company's Registration Statement on Form S-8 relating to the registration of 6,022,605 shares of Common Stock, par value $.01 per share, of the Company issuable pursuant to the Company's 1993 Long-Term Incentive Plan. All of the exhibits are either included within the direct electronic transmission or incorporated by reference.

The filing fee of $42,859.75 was paid by intrabank transfer on February 26, 1997, to the Securities and Exchange Commission, Account Number 910-8739, Mellon Bank of Pittsburgh, Pennsylvania, ABA No. 043000261.

The Company is subject to the requirements of the Securities Exchange Act of 1934 and has filed all the material required to be filed pursuant to such requirements during the preceding twelve months.

Please direct any questions or comments that the Commission Staff may have with regard to the filing to the undersigned at the above-referenced number.

Very truly yours,

/s/ Keith A. Zar
----------------
Keith A. Zar

enclosures
KAZ/gp